Teleflex Incorporated Fourth Quarter 2004 Earnings Conference Call Exhibit 99.3

Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward- looking statements. Please refer to the Company's SEC filings including its most recent Form 10K. This presentation includes certain non-GAAP financial measures. The reconciliation of those measures to the most comparable GAAP measures is contained within this presentation.

Jeff Black President and Chief Executive Officer

Fourth Quarter Revenue Highlights Strong revenue growth 18% in Q4 (6% core growth) Orders up 25 % for Teleflex overall Commercial Slight decline in auto cables and shifters revenues Double-digit growth in marine/industrial Medical Strong revenues from specialty devices, disposable medical products in Europe Aerospace Double-digit growth for repair products

Full Year Results Strong revenue growth 15% growth 5% core growth Record cash flow Operating cash flow $254.5 million, up 13% Free cash flow $164.3 million, up 44.4% Balance sheet Cash $115.6 million Net debt to total cap 37.7% Net debt $671.6 million, down from $698.5 million at Sept 2004 $458 million new debt in July for HudsonRCI closing

2004 Strategic Actions Restructuring and divestiture program announced November 2004 Automotive pedals to discontinued operations Strengthened business unit Actively marketing business Substantially exited IGT aftermarket services Closed facilities, eliminated positions, marketing assets Announced consolidation plans at facilities to be impacted

2004 Portfolio Actions Acquired HudsonRCI Integration ahead of plan Portfolio review program Divestitures through June 04 - Techsonic, NHK Automotive, and National Strand - total annualized revenues $100 million Additional $300 million program announced in July 3Q and 4Q- divested three small product lines 2005 YTD - divested three small product lines 2004/2005 divestitures - total annualized revenues of $112 million As part of restructuring and divestiture program announced exit of IGT aftermarket services and classified pedals as discontinued operations ?Accelerating change, positioning Teleflex to improve profitability and growth

2005 Plan Execute restructuring and divestiture program Proceed with sale of businesses that don't fit Deliver good operating results from continuing operations Continue transition to shared services model Position core businesses for growth Generate strong cash flow to invest in new opportunities Actions initiated in 2004 are the right actions for future profitability

Martin Headley Executive Vice President and Chief Financial Officer

Comparison of Performance to October Guidance Diluted Earnings Per Share Excluding Special Charges

Comparison of Continuing Operations Performance to Guidance Diluted Earnings Per Share From Continuing Operations

Q4 Impact of Restructuring and Divestiture Program

Restructuring and Divestiture Charges 2004 restructuring and divestiture charges = $135 million $85 million continuing operations $50 million discontinued operations. Acceleration of actions resulted in shift of $16 million of charges from 2005 to 2004 Total restructuring and divestiture charges now expected to be $190 to $198 million Original guidance $174 - $188 million Contributing factors: Asset impairment related to additional divestiture Foreign currency Contract settlement costs

Summary Financial Performance Full year revenues up 14.7% (excluding lag effect) Gross margins reached 30% in fourth quarter Stable operating margins despite 2004 headwinds

2004 - Strong Cash Flow $25 million reduction in CAPEX Improved Asset Velocity 44% Free Cash Flow increase

Asset Velocity

Strong Balance Sheet for Future Growth Note: $458 million of debt booked in July 2004 for HudsonRCI acquisition

2004 Results - Commercial Segment Revenues: 8% core growth Marine, outdoor power equipment and industrial vehicles produced strongest results Operating margins pressured by: Cancellation of Alt Fuels programs in North America Increased raw material costs Auto OEM Driver Controls pricing *Adjusted to exclude all special charges associated with the restructuring and divestiture program

2004 Results - Medical Segment Revenues: 6% core growth HudsonRCI acquisition Excluding acquisition accounting impact of $3.2 million, profits up 42% Operating profits up 37% Core volume gains Hudson acquisition Restructuring and divestiture actions proceeding Closure announcements Business process review

2004 Results - Aerospace Segment Revenues: Double-digit growth in repair product, services, and precision- machined components Decline in Cargo-handling systems Significant decline and eventual phase-out of IGT services $12.5 million of one-time charges related to exit of IGT IGT closed in Q1 2005 (2004 revenues $28 million, operating loss $15 million) *Adjusted to exclude all special charges associated with the restructuring and divestiture program

Summary 2004 and 2005 transition years Continued realignment of business portfolio 2005 should realize benefits from 2004 actions Restructuring and divestiture efforts well underway, less financial impact in 2005 Continued strong cash flow driven by working capital, capex, and debt reduction efforts, proceeds from sale of businesses, and elimination of problem businesses